EXHIBIT 10.71

Ohio Valley Electric Corporation	Original Sheet No. 211
Indiana-Kentucky Electric Corporation
1” Revised Rate Schedule FERC No. 4

MODIFICATION NO. 14

TO

INTER-COMPANY POWER AGREEMENT

DATED JULY 10, 1953

AMONG

OHIO VALLEY ELECTRIC CORPORATION,

ALLEGHENY ENERGY SUPPLY COMPANY, L.L.C.

(successor to West Penn Power Company

and The Potomac Edison Company)

APPALACHIAN POWER COMPANY (formerly

APPALACHIAN ELECTRIC POWER COMPANY), THE

CINCINNATI GAS & ELECTRIC COMPANY, COLUMBUS

SOUTHERN POWER COMPANY (formerly

COLUMBUS AND SOUTHERN OHIO ELECTRIC COMPANY),

THE DAYTON POWER AND LIGHT COMPANY, INDIANA

MICHIGAN POWER COMPANY (formerly

INDIANA & MICHIGAN ELECTRIC COMPANY),

KENTUCKY UTILITIES COMPANY, LOUISVILLE

GAS AND ELECTRIC COMPANY MONONGAHELA

POWER COMPANY, OHIO EDISON COMPANY, OHIO

POWER COMPANY (formerly THE OHIO

POWER COMPANY),

PENNSYLVANIA POWER COMPANY,

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY, and

THE TOLEDO EDISON COMPANY.

Dated as of April 1, 2001

Issued by: Dave Hart	Effective: June 1, 2001
Vice President and Assistant to the President

Issued on: June 15, 2001

Original Sheet No. 212

MODIFICATION NO. 14

TO

INTER-COMPANY POWER AGREEMENT

THIS AGREEMENT dated as of the 1st day of April, 2001, by and among OHIO VALLEY ELECTRIC CORPORATION (herein called “OVEC” or “Corporation”), ALLEGHENY ENERGY SUPPLY COMPANY, L.L.C. (successor to WEST PENN POWER COMPANY and THE POTOMAC EDISON COMPANY), APPALACHIAN POWER COMPANY, THE CINCINNATI GAS & ELECTRIC COMPANY, COLUMBUS SOUTHERN POWER COMPANY (formerly COLUMBUS AND SOUTHERN OHIO ELECTRIC COMPANY), THE DAYTON POWER AND LIGHT COMPANY, INDIANA MICHIGAN POWER COMPANY (formerly INDIANA & MICHIGAN ELECTRIC COMPANY), KENTUCKY UTILITIES COMPANY, LOUISVILLE GAS AND ELECTRIC COMPANY, MONONGAHELA POWER COMPANY, OHIO EDISON COMPANY, OHIO POWER COMPANY, PENNSYLVANIA POWER COMPANY, SOUTHERN INDIANA GAS AND ELECTRIC COMPANY and THE TOLEDO EDISON COMPANY, all of the foregoing, other than OVEC, being herein sometimes collectively referred to as the Sponsoring Companies and individually as a Sponsoring Company.

Original Sheet No. 213

WITNESSETH THAT

WHEREAS, Corporation and the United States of America have heretofore entered into Contract No. AT-(40-1)-1530 (redesignated Contract No. E-(40-1)-1530, later redesignated Contract No. EY-76-C-05-1530 and later redesignated Contract No. DE-AC05-76OR01530), dated October 15, 1952, providing for the supply by Corporation of electric utility services to the United States Atomic Energy Commission (hereinafter called “AEC”) at AEC’s project near Portsmouth, Ohio (hereinafter called the “Project”), which Contract has heretofore been modified by Modification No. 1, dated July 23, 1953, Modification No. 2, dated as of March 15, 1964, Modification No. 3, dated as of May 12, 1966, Modification No. 4, dated as of January 7, 1967, Modification No. 5, dated as of August 15, 1967, Modification No. 6, dated as of November 15, 1967, Modification No. 7, dated as of November 5, 1975, Modification No. 8, dated as of June 23, 1977, Modification No. 9, dated as of July 1, 1978, Modification No. 10, dated as of August 1, 1979, Modification No. 11, dated as of September 1, 1979, Modification No. 12, dated as of August 1, 1981, Modification No. 13, dated as of September 1, 1989, Modification No. 14, dated as of January 15, 1992, Modification No. 15, dated as of February 1, 1993, and Modification No. 16, dated as of January 1, 1998 (said Contract, as so modified, is hereinafter called the “DOE Power Agreement”); and

WHEREAS, pursuant to the Energy Reorganization Act of 1974, the AEC was abolished on January 19, 1975 and certain of its functions, including the procurement of electric utility services for the Project, were transferred to and vested in the Administrator of Energy Research and Development; and

Original Sheet No. 214

WHEREAS, pursuant to the Department of Energy Organization Act, on October 1, 1977, all of the functions vested by law in the Administrator of Energy Research and Development or the Energy Research and Development Administration were transferred to, and vested in, the Secretary of Energy, the statutory head of the Department of Energy (hereinafter called “DOE”); and

WHEREAS, the parties hereto have entered into a contract, herein called the “Inter-Company Power Agreement,” dated July 10, 1953, governing, among other things, (a) the supply by the Sponsoring Companies of Supplemental Power in order to enable Corporation to fulfill its obligations under the DOE Power Agreement, and (b) the rights of the Sponsoring Companies to receive Surplus Power as may be available at the Project Generating Stations and the obligations of the Sponsoring Companies to pay therefor; and

WHEREAS, the Inter-Company Power Agreement has heretofore been amended by Modification No. 1, dated as of June 3, 1966, Modification No. 2 dated as of January 7, 1967, Modification No. 3, dated as of November 15, 1967, Modification No. 4, dated as of November 5, 1975, Modification No. 5, dated as of September 1, 1979, Modification No. 6, dated as of August 1, 1981, Modification No. 7, dated as of January 15, 1992, Modification No. 8, dated as of January 19, 1994, Modification No. 9, dated as of August 17, 1995, Modification No. 10, dated as of January 1, 1998, Modification No. 11, dated as of April 1, 1999, Modification No. 12, dated as of November 1, 1999, and Modification No. 13, dated as of May 24, 2000 (said contract so amended and as modified and amended by this Modification No. 14 being herein and therein sometimes called the “Agreement”); and

Original Sheet No. 215

WHEREAS, it is the goal of OVEC to assist its Sponsoring Companies by making available to them additional power and energy; and

WHEREAS, additional power would be made available as a result of reductions by DOE of its contractual entitlement to power from OVEC; and

WHEREAS, it was agreed between DOE and Corporation that DOE would reduce its contractual entitlement to OVEC power and energy in exchange for Corporation’s agreement to relieve DOE of certain costs associated with additional facilities and replacements (“AFR”); and

WHEREAS, it was necessary to allocate to the Sponsoring Companies shares of the AFR costs which, as a result of Corporation’s agreement with DOE, will no longer be payable by DOE; and

WHEREAS, the Sponsoring Companies also wish to amend this Agreement to equalize the costs of surplus energy associated with the additional power being made available by DOE; and

WHEREAS, OVEC and the Sponsoring Companies desire to enter into this Modification No. 14 as more particularly hereinafter provided;

NOW, THEREFORE, the parties hereto agree with each other as follows: 1.            Delete subsection 1.0124 and substitute therefor the following:

1.0124 “DOE Settlement Capacity Surcharge Period” means the calendar months from June 1, 2001 through April 30, 2003.

2.              Delete subsection 1.0125 and substitute therefor the following:

1.0125 “DOE Settlement Energy Surcharge Period” means the calendar months from September 1, 2001 through April 30, 2003.

Original Sheet No. 216 5

3.            Delete subsection 1.0126 and substitute therefor the following:

1.0126 “Effective Date” means the date on which Corporation notifies the Sponsoring Companies that all conditions to effectiveness, including all required waiting periods and all required regulatory acceptances or approvals, of this Modification No. 14 have been satisfied.

4.            Delete subsection 6.01 and substitute therefor the following:

CHARGES FOR SURPLUS POWER AND ECAR EMERGENCY ENERGY, AND DOE SETTLEMENT SURCHARGES

6.01 Total Monthly Charge. The amount to be paid Corporation each month by the Sponsoring Companies for Surplus Power and Surplus Energy supplied under this Agreement shall consist of the sum of an energy charge, a demand charge and, if applicable, an emergency power surcharge, a DOE Settlement Capacity Surcharge and a DOE Settlement Energy Surcharge, all determined as set forth in this Article 6. The amount to be paid to Corporation for ECAR Emergency Energy supply under this Agreement shall be 98.74 mills per kilowatt hour (plus transmission charges calculated in accordance with applicable law).

5.             Delete subsection 6.024 and substitute therefor the following:

6.024 Determine for such month the difference between the total cost of fuel as described in subsection 6.021 above and the sum of (a) the total energy charge to be billed DOE as described in subsection 6.022 above, (b) the energy charge to be billed as DOE Emergency Energy as described in subsection 6.023 above and (c) the total cost of fuel used to generate ECAR Emergency Energy. For the purposes hereof the difference so determined shall be the fuel cost allocable for such month to the total kilowatt-hours of energy generated at the Project Generating Stations for the supply of Surplus Energy. For Surplus Energy made available to the Sponsoring Companies by the Letter Supplement between DOE and Corporation dated March 20, 2001 (the “Released Demand”), each Sponsoring Company shall pay Corporation for each such month an amount obtained by multiplying the ratio of the billing kilowatt-hours of such Surplus Energy availed of by such Sponsoring Company during such month to the aggregate of the billing kilowatt-hours of all Surplus Energy availed of by all Sponsoring Companies during such month times the difference determined hereinabove. For all other Surplus Energy, each Sponsoring Company shall pay Corporation an amount equal to (i) an amount obtained by multiplying the billing

Original Sheet No. 217

kilowatt-hours of Surplus Energy (other than Surplus Energy associated with the Released Demand) availed of by such Sponsoring Company during such month by the average station heat rate of the Project Generating Stations times the average cost per Btu (determined in a uniform manner for all Sponsoring Companies in conformity with any applicable requirements of Account 703 (Fuel) of the Uniform System of Accounts) of all fuel consumed by said Sponsoring Company in its own generating stations, both averages to be computed in respect of the month next preceding that for which payment is being made, plus (ii) its Power Participation Ratio of the excess, if any, for such month of the fuel costs of the Corporation allocable to the total kilowatt-hours of energy generated at the Project Generating Stations for the supply of Surplus Energy (other than Surplus Energy associated with the Released Demand) over the aggregate of the amounts computed with respect to all Sponsoring Companies under (i) above, minus (iii) its Power Participation Ratio of the excess, if any, for such month of the aggregate of the amounts computed with respect to all Sponsoring Companies under (i) above over the fuel costs of the Corporation allocable to the total kilowatt-hours of energy generated at the Project Generating Stations for the supply of Surplus Energy (other than Surplus Energy associated with the Released Demand).

6.            Add a new subsection 6.025 after subsection 6.024 as follows:

6.025 During the DOE Settlement Energy Surcharge Period, Kentucky Utilities Company and Louisville Gas and Electric Company shall, in addition to all other charges payable to Corporation under this Agreement, pay to Corporation for all on-peak hours a DOE Settlement Energy Surcharge in the amount of 1.37 mills per kilowatt hour. For purposes of this subsection, “on-peak hour” means any hour from the hour ending 0800 Eastern Prevailing Time through the hour ending 2300 Eastern Prevailing Time on any Monday, Tuesday, Wednesday, Thursday or Friday, excluding any holidays specified by the North American Electric Reliability Council or its successors.

7.             Delete subsection 6.03 and substitute therefor the following:

6.03 Demand Charge from June 1, 2001 through April 30, 2003. The demand charge to be paid each month from June 1, 2001 through April 30, 2003 by the Sponsoring Companies shall, subject to the provisions of Sections 6.08 and 6.12 below, be determined by Corporation as follows:

Original Sheet No. 218

8.           Delete subsection 6.033 and substitute therefor the following:

6.033 Determine the demand charge to be charged to DOE for such month, such demand charge to be an amount equal to the product of the aggregate of the costs determined in accordance with subsection 6.031 above and the average DOE capacity ratio in effect for such month, weighted with respect to the periods of time during which DOE capacity ratios were in effect; provided, however, that the demand charge to be charged to DOE for such month shall be reduced by amounts, if any, specified in paragraph 3 of Section 3.04 of the DOE Power Agreement with respect to fines and penalties, which amounts DOE shall not be obligated to pay to Corporation as a result of the second proviso contained in Section 7.05 of the DOE Power Agreement and other amounts, if any, specified in paragraph 3 of Section 3.04 of the DOE Power Agreement which DOE shall not be obligated to pay to Corporation as a result of adjustments mutually agreed upon by Corporation and DOE pursuant to said second proviso which reads as follows:

“provided, further, that DOE shall be relieved of its obligation to pay to Corporation amounts specified in paragraph 3 of Section 3.04 with respect to fines and penalties with respect to occasions where it is asserted that Corporation failed to comply with a law or regulation relating to the emission of pollutants or the discharge of wastes, if, and only if, prior to any such particular occasion, (i) DOE has requested Corporation to limit the generation at either or both Project Generating Stations so as not to exceed a stated number of megawatts for a stated period to comply with applicable laws or regulations relating to the emission of pollutants or the discharge of wastes, (ii) DOE has advised Corporation that it will, and does, during such period, limit its demand at the Project so that the number of megawatts to be supplied by Corporation at the point of delivery as permanent and supplemental power shall not exceed the amount determined by multiplying the DOE capacity ratio by the number of megawatts of permanent and supplemental power to which DOE would be entitled after giving effect to the limitation provided in clause (i) above, and (iii) Corporation shall willfully fail so to limit generation at either or both of the Project Generating Stations so as not to exceed the number of megawatts stated in such request (however, should Corporation willfully operate either or both of the Project Generating Stations so that the number of megawatts generated shall exceed (x) the number of megawatts which could have been generated had DOE not requested Corporation to limit its generation as provided in clause (i) above, minus (y) the number of megawatts which could have been generated had DOE not requested Corporation to limit its generation as provided in clause (i) above multiplied by the DOE capacity ratio, plus (z) the number of megawatts

Original Sheet No. 219

determined as provided in clause (ii) above plus transmission losses thereon, then the amount to be paid by DOE to Corporation on account of the costs specified in paragraph 3 of Section 3.04 other than (a) any interest, principal, and/or amortization component of any purchase price, amortization, rental, or other payment under an installment sale, loan, lease or similar agreement relating to the purchase, lease, or acquisition by Corporation of additional facilities under Section 3.06 and replacements under Section 3.07, (b) the cost of any insurance carried solely for the benefit of DOE at its request pursuant to paragraph 3(b) of Section 3.04 and (c) any taxes allocated directly to DOE pursuant to paragraph 3(c) of Section 3.04, shall be adjusted to the extent mutually agreed upon);...”

9.            Delete subsections 6.038 and 6.039 in their entirety.

10.          Delete the last paragraph of subsection 6.08 and substitute therefor the following:

In the event DOE delivers such further notice to Corporation as provided in said paragraph (b) of Section 6.02 of the DOE Power Agreement and payment of a modified demand charge by DOE to Corporation as provided in said paragraph (d) of Section 6.02 of the DOE Power Agreement becomes effective during any portion of the notice period as defined in said Section 6.02 of the DOE Power Agreement, during such portion of the notice period determination of the demand charges to be paid by the Sponsoring Companies to Corporation each month shall continue to be in accord with the provisions of Section 6.03 of this Agreement, modified only as such provisions may be affected by said paragraphs (b) and (d) and consistent with the principle that the aggregate of (i) the demand charges payable by DOE adjusted pursuant to paragraph 4 of Section 3.04 of the DOE Power Agreement and (ii) the demand charges payable by the Sponsoring Companies, each month to Corporation shall be equal to the total costs incurred for such month by Corporation resulting from its ownership, operation, and maintenance of the Project Generating Stations and Project Transmission Facilities determined in accordance with paragraph 3 of Section 3.04 of the DOE Power Agreement and quoted in subsection 6.031 above.

11.           After subsection 6.08, add a new subsection 6.081 as follows:

6.081 DOE Settlement Capacity Surcharge. During the DOE Settlement Capacity Surcharge Period, the following Sponsoring Companies shall, in addition to all other charges payable to Corporation under this Agreement, by the Sponsoring Companies, pay monthly to Corporation, DOE Settlement Capacity Surcharges in the amounts set forth below:

Original Sheet No. 220

Allegheny Energy Supply Company, L.L.C.	$314,093.66
Appalachian Power Company	532,786.51
The Cincinnati Gas & Electric Company	314,093.65
Columbus Southern Power Company	151,500.27
The Dayton Power and Light Company	174,003.45
Indiana Michigan Power Company	263,699.21
Monongahela Power Company	123,292.06
Ohio Edison Company	510,600.28
Ohio Power Company	527,398.42
Pennsylvania Power Company	67,192.59
Southern Indiana Gas and Electric Company	50,394.44
The Toledo Edison Company	140,407.15

12.          Delete the first paragraph of subsection 6.12 and substitute therefor the following:

6.12 Demand Charge Beginning May 1, 2003. During the period commencing with May 1, 2003 and for the remainder of the term of this Agreement, subject to the provisions of Article 11 below, demand charges payable by the Sponsoring Companies to Corporation shall be determined as provided below in this Section 6.12.

13.                               Delete subsection 10.08 in its entirety.

14.           This Modification No. 14 shall become effective at 12:00 o’clock Midnight on the Effective Date.

15. The Inter-Company Power Agreement, as modified by Modifications Nos. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12 and 13 and as hereinbefore provided, is hereby in all respects confirmed.

16. This Modification No. 14 may be executed in any number of copies and by the different parties hereto on separate counterparts, each of which shall be deemed an originai but all of which together shall constitute a single agreement.

Original Sheet No. 221

IN WITNESS WHEREOF, the parties hereto have executed this Modification No. 14 as of the day and year first written above.

OHIO VALLEY ELECTRIC CORPORATION

By:	s/ E. L. Draper, Jr.

ALLEGHENY ENERGY SUPPLY COMPANY, L.L.C.

By:	s / D. C. Benson

APPALACHIAN POWER COMPANY

By:	s/ E. L. Draper, Jr.

THE CINCINNATI GAS & ELECTRIC COMPANY

By:	s/ J. C. Procario

COLUMBUS SOUTHERN POWER COMPANY

By:	s/ E. L. Draper, Jr.

THE DAYTON POWER AND LIGHT COMPANY

By:	s/ H. T. Santo

Original Sheet No. 222

INDIANA MICHIGAN POWER COMPANY

By:	s/ E. L. Draper, Jr.

KENTUCKY UTILITIES COMPANY

By:	s/ P. W. Thompson

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	s/ P. W. Thompson

MONONGAHELA POWER COMPANY

By:	s/ D. C. Benson

OHIO EDISON COMPANY

OHIO POWER COMPANY By:	s/ E. L.

Draper, Jr.

PENNSYLVANIA

By:	s/ A. R. Garfield

Original Sheet No. 223

SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

By:	s/ R. G. Jochum

THE TOLEDO EDISON COMPANY

By:	s/ G. L. Pipitone